Exhibit 10.1

amendment No. 1 to the

Vislink Technologies, Inc.

2013 LONG-TERM STOCK INCENTIVE PLAN

The 2013 Long-Term Stock Incentive Plan (the “Plan”) is hereby amended as set forth below, effective January 1, 2020:

I.

Section 5 of the Plan is hereby amended to read as follows:

Common Stock Subject to Plan

A. Share Reserve and Limitations on Grants. Subject to reversion of shares pursuant to Section 5.B and any adjustment as provided in Section 9, the maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise, vesting or settlement of (i) Options, (ii) Stock Awards, (iii) Stock Appreciation Rights (determined without regard to whether payment on exercise of the Stock Appreciation Right is made in cash or shares of Common Stock), (iv) Deferred Shares and (v) Performance Shares awarded or granted under this Plan shall be limited to 15% of the number of shares of Common Stock outstanding as of the first trading day of a new fiscal year (the “Measurement Date”); provided that, in any fiscal year the maximum aggregate number of shares of Common Stock that may be subject to awards or grants made during such fiscal year pursuant to this Plan shall not exceed 8% of the number of shares of Common Stock of the Corporation outstanding as of the Measurement Date on a fully diluted basis taking into account outstanding derivative securities including options, warrants and stock exercisable for, or convertible into, Common Stock of the Corporation. The number of shares of Common Stock subject to the Plan shall be subject to adjustment as provided in Section 9. For purposes of determining the number of shares of Common Stock available under this Plan, shares of Common Stock withheld by the Corporation to satisfy applicable tax withholding obligations pursuant to Section 10 of this Plan shall be deemed issued under this Plan.

B. Reversion of Shares. If an Option or Stock Appreciation Right is terminated, expires or becomes unexercisable, in whole or in part, for any reason, the unissued or unpurchased shares of Common Stock (or shares subject to an unexercised Stock Appreciation Right) which were subject thereto shall become available for future grant under this Plan. Shares of Common Stock that have been actually issued under this Plan shall not be returned to the share reserve for future grants under this Plan; except that shares of Common Stock issued pursuant to a Stock Award which are forfeited to the Corporation or repurchased by the Corporation at the original purchase price of such shares, shall be returned to the share reserve for future grant under this Plan.

II.

Except as set forth herein, the Plan shall remain in full force and effect.

As adopted by the Board of Directors of Vislink Technologies, Inc. on December 31, 2020.